                                                                   EXHIBIT 10(t)










                              EMPLOYMENT AGREEMENT



                                    Between

                         THE STANDARD PRODUCTS COMPANY

                                      And

                              THEODORE K. ZAMPETIS

                               TABLE OF CONTENTS

                                                                                                  PAGE
ARTICLE I

Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.01    Duties as President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.02    Efforts of Executive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.03    Other Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II

Term of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.01    Initial Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.02    Renewal Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         2.03    Failure to Renew . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III

Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         3.01    Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         3.02    Bonus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE IV

Other Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         4.01    Incentive, Savings and Retirement Plans  . . . . . . . . . . . . . . . . . . . .    3
         4.02    Welfare Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.03    Fringe Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.04    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.05    Automobile . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.06    Office and Support Staff . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         4.07    Vacation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE V

Termination of Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         5.01    Termination of Employment for Cause or Other Than for Good Reason  . . . . . . .    5
         5.02    Termination of Employment During or at End of Initial Term . . . . . . . . . . .    5
         5.03    Termination of Employment for Death or Disability  . . . . . . . . . . . . . . .    6
         5.04    Termination of Employment by the Company without Cause or by the
                 Executive for Good Reason During Renewal Term  . . . . . . . . . . . . . . . . .    7
         5.05    Other Termination Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE VI

Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         6.01    "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         6.02    "Cause"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         6.03    "Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         6.04    "Good Reason"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         6.05    "Date of Termination"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE VII

Restrictive Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         7.01    Noncompetition Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE VIII

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.01    Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.02    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.03    Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.04    Nonalienation of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         8.05    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         8.06    Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         8.07    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         8.08    Full Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.09    Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.10    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.11    Effect on Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.12    Filing with SEC/Shareholder Submission . . . . . . . . . . . . . . . . . . . . .   13
         8.13    Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         8.14    Legal Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                              EMPLOYMENT AGREEMENT
                                                                    DRAFT-9/4/97

         THIS AGREEMENT, dated as of the 1st day of September 1997, is made by and between THE STANDARD PRODUCTS COMPANY, an Ohio corporation having its principal place of business in Dearborn, Michigan (the "Company"), and THEODORE
K. ZAMPETIS, a resident of  West Bloomfield, Michigan (the "Executive").

         The Company desires to continue the services of the Executive, and the Executive is willing to render such services, in accordance with the terms hereinafter set forth.

         Accordingly, the Company and the Executive agree as follows:

                                   ARTICLE I

                                     Duties

         1.01 Duties as President. Executive is now the President and Chief Operating Officer of the Company and is on its Board of Directors (the "Board"). During the term of this Agreement, (as defined in Article II) Executive shall continue to serve as President and Chief Operating Officer of the Company and as a member of its Board. During the term of this Agreement Executive's duties and the officers reporting to Executive will be determined by the Chief Executive Officer after consultation with the Executive consistent with the provisions of Section 6.04 of this Agreement.

         1.02 Efforts of Executive. During the term of this Agreement, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's position as described herein.

         1.03 Other Activities. During the term of this Agreement, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions or (c) manage personal investments so long as such activities do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement. In the event Executive desires to join any additional corporate for-profit board, he shall obtain the approval of the Compensation Committee.

                                   ARTICLE II

                               Term of Agreement

         2.01 Initial Term. Subject to the termination provisions hereinafter provided, the initial term of this Agreement shall be September 1, 1997 through August 31, 1999 (the "Initial Term").

         2.02 Renewal Term. If, no less than sixty (60) days before the end of the Initial Term, Executive and the Company mutually agree in writing to continuation of this Agreement, then, subject to the termination provisions hereinafter provided, the term ("Renewal Term") of this Agreement shall at all times be three (3) years, that is, the term of this Agreement shall be automatically extended each day for an additional day such that this Agreement shall continually have an unexpired term of three (3) years until the date three (3) years after the date written notice is provided by either the Company or the Executive that this Agreement is not to be further extended or until the date Executive reaches his Normal Retirement Date (as defined in the Company's Salaried Employees' Retirement Plan), whichever shall first occur.

         2.03 Failure to Renew. If at the end of the Initial Term the parties do not mutually agree to its continuation, Executive shall have the right to elect to terminate this Agreement and receive the benefits set forth in paragraph 5.02 below.

                                  ARTICLE III

                                  Compensation

         3.01 Base Salary. During the term of this Agreement, the Company shall pay or cause to be paid to the Executive in cash, in accordance with the normal payroll practices of the Company for senior executives, in installments not less frequently than monthly, an annual base salary ("Annual Base Salary") equal to no less than $440,000 each year. The Company may from time to time increase the Executive's Annual Base Salary, provided that it shall not be reduced after any such increase, and the term Annual Base Salary as used in this Agreement shall refer to the Annual Base Salary as so increased.

         3.02 Bonus. The Company shall continue to pay or cause to be paid to the Executive the bonus ("Annual Bonus") to which he is entitled under the Company's Officers' Incentive Bonus Plan as a senior executive officer of the Company, subject to amendment of such Plan from time to time.

                                   ARTICLE IV

                                 Other Benefits

         4.01 Incentive, Savings and Retirement Plans. In addition to Annual Base Salary and Annual Bonus, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other senior executives of the Company, as such plans and programs may be amended from time to time, and in addition:

                 (a) Restricted Stock: Executive's Restricted Stock Agreement dated December 9, 1991 shall be amended as set forth in Exhibit A attached hereto so as to provide:

                          (i) that all previously earned Restricted Stock will become immediately vested in the event Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason or if at the end of the Initial Term the parties are unable mutually to agree on its continuation into the Renewal Term, and

                          (ii) that if Executive's Annual Base Salary is continued pursuant to the provisions of paragraph 5.02 or 5.04 below, Executive shall be deemed to continue to be actively employed and therefore eligible to earn Restricted Stock for the period described in paragraph 5.02(b) in the event of termination during or at the end of the Initial Term or for the period described in paragraph 5.04(b) in the event of termination during the Renewal Term, and any Restricted Stock so earned shall become immediately vested in Executive.

                 (b) Pension Benefits: In the event (i) this Agreement is terminated as a consequence of Change in Control as defined under
         Section 6.03 or (ii) Executive's Annual Base Salary is continued pursuant to the provisions of paragraph 5.02 or 5.04 below, Executive will receive additional service credit for purposes of computing his retirement benefits under the Company's Salaried Employees' Pension Plan ("Salaried Plan") as if he had continued to be actively employed by the Company for the period described in paragraph 5.02(b) in the event of termination during or at the end of the Initial Term or for the period described in paragraph 5.04(b) in the event of termination during the Renewal Term. The increased benefit, if any, attributable to the additional service credit will be provided by the Company through the Company's Supplemental Salaried Pension Plan ("Supplemental Plan") or a comparable, nonqualified employee benefit plan and shall be paid in the same manner as the retirement benefit to which Executive is entitled under the Company's Salaried Plan subject to any appropriate adjustments for form of payments and the like. Under no circumstances shall any benefit computed under this provision, or under the Supplemental Plan, use more than the maximum number of years of service credit that can be used under the Salaried Plan, and any supplemental benefit to which Executive is otherwise entitled under this provision or the Supplemental Plan shall only be payable if and when Executive is entitled to and receives a retirement benefit under the Salaried Plan.

         4.02 Welfare Benefits. During the period of his active employment the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) and applicable to other senior executives of the Company, as such plans and programs may be amended from time to time.

         4.03 Fringe Benefits. During the period of his active employment the Executive shall be entitled to other fringe benefits applicable to other senior executives of the Company.

         4.04 Expenses. During the period of his active employment the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accountings in accordance with practices, policies and procedures applicable to other senior executives of the Company.

         4.05 Automobile. During the period of his active employment and in accordance with its applicable policies, the Company shall furnish to the Executive an automobile in accordance with the Company's current executive plan.

         4.06 Office and Support Staff. During the period of his active employment the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance provided with respect to other senior executives of the Company but which is consistent with and appropriate to his position as President and Chief Operating Officer.

         4.07 Vacation. During the period of his active employment the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other senior executives of the Company and at the end of the period of Executive's active employment compensation for any vacation earned, not taken and not compensated for, attributable to the year in which that active employment ends.

                                   ARTICLE V

                           Termination of Employment

         5.01 Termination of Employment for Cause or Other Than for Good Reason. If, before the end of the Initial or Renewal Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, then the Company shall pay to the Executive in a lump sum immediately after the Date of Termination that portion of the Executive's Annual Base Salary which is accrued but unpaid as of such Date of Termination, but the Executive shall not be entitled to receive any additional compensation or benefits under this Agreement. In the event that the Executive so terminates the Executive's employment other than for Good Reason, the Executive shall have no further obligation or liability under this Agreement other than any obligation arising under any applicable provision of
Article VII.

         5.02 Termination of Employment During or at End of Initial Term. If (i) Executive's employment is terminated during the Initial Term without Cause or by the Employee for Good Reason, or (ii) at the end of the Initial Term the parties are unable mutually to agree on its continuation into the Renewal Term, then Executive shall be entitled to the following:

                 (a) that portion of the Executive's Annual Base Salary and any Annual Bonus which is accrued but unpaid as of the Date of Termination,

                 (b) continuation of the Executive's Annual Base Salary as follows:

                          (i) if the Executive's employment is terminated during the Initial Term by the Company without Cause or by the Executive for Good Reason, Executive's Annual Base Salary shall continue for the period beginning on the Date of Termination and ending on the last day of the Initial Term, plus a period of one (1) month (counting from the Date of Termination) for each year or partial year of service with the Company, payable no less frequently than monthly in accordance with the Company's normal payroll policy for senior executives, or

                          (ii) if at the end of the Initial Term the parties are unable mutually to agree on its continuation into the Renewal Term, Executive's Annual Base Salary shall continue for a term of one (1) month (counting from the Date of Termination) for each year or partial year of service with the Company, payable no less frequently than monthly in accordance with the Company's normal payroll policy for senior executives.

                 (c) the Executive's pro rata bonus ("Pro Rata Bonus") for any fiscal year that has not ended prior to the Date of Termination ("Termination Performance Period"), which shall be equal to the product of the Annual Bonus for the fiscal year immediately preceding the Date of Termination multiplied by a fraction, the numerator of which is the number of days in the Termination Performance Period which elapsed prior to the Date of Termination, and the denominator of which is the total number of days in the Termination Performance Period,

                 (d) the early vesting of Restricted Stock as provided in Exhibit A, and

                 (e) additional service credit for purposes of computing Executive's retirement benefit under the Company's Salaried Plan for the period specified in paragraph 4.01(b) in the event of termination for the reasons there stated and for the period described in subparagraph (b) (ii) above if at the end of the Initial Term the parties are unable mutually to agree on its continuation into the Renewal Term, to be implemented in the manner described in paragraph 4.01(b) above.

         In addition, Executive and his family shall be entitled to continuation of his medical benefits for an additional year after the Date of Termination, provided that the amount of such benefits shall be reduced or eliminated to the extent the Executive becomes entitled to duplicative benefits by virtue of his subsequent employment after the Date of Termination.

         5.03 Termination of Employment for Death or Disability. If, before the end of the Initial or Renewal Term, the Executive's employment terminates due to death or Disability, the Company shall pay to the Executive (or to the Executive's Beneficiary, as defined in Section 8.03) in a lump sum immediately after the Date of Termination an amount which is equal to the sum of the following:

                 (a) that portion of the Executive's Annual Base Salary and any annual bonus which is accrued but unpaid as of the Date of Termination,

                 (b) an amount equal to the discounted value (using a discount rate of 7 3/4%) of three (3) times the Executive's Annual Base Salary, and

                 (c) the Executive's Pro Rata Bonus for the Termination Performance Period calculated in accordance with Section 5.02(c).

         5.04 Termination of Employment by the Company without Cause or by the Executive for Good Reason During Renewal Term. If, before the end of the Renewal Term, the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall receive the following:

                 (a) that portion of the Executive's Annual Base Salary and any Annual Bonus which is accrued but unpaid as of the Date of Termination,

                 (b) the amount of the Executive's Annual Base Salary for the period beginning on the Date of Termination and ending on the last day of the Renewal Term, payable no less frequently than monthly in accordance with the Company's normal payroll policy for senior executives,

                 (c) the Executive's Pro Rata Bonus for the Termination Performance Period calculated in accordance with Section 5.02(c),

                 (d) the early vesting of Restricted Stock as provided in Exhibit A, and

                 (e) additional service credit for purposes of computing Executive's retirement benefit as provided in paragraph 4.01(b) above.

         In addition, Executive and his family shall be entitled to continuation of his medical benefits during the remainder of the Renewal Term, provided that the amount of such benefits shall be reduced or eliminated to the extent the Executive becomes entitled to duplicative benefits by virtue of his subsequent employment after the Date of Termination.

         Provided, however, that if the Date of Termination is at a time in which the Executive's normal retirement date would be reached in less than three (3) years, the benefits provided in this Section 5.04 shall nevertheless cease on the Executive's normal retirement date.

         5.05 Other Termination Benefits. In addition to any amounts or benefits payable upon termination of employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits required by applicable law or expressly provided under the terms of any loan, policy or program of the Company as the same may exist on the Date of Termination not specifically addressed in this Agreement.

                                   ARTICLE VI

                              Certain Definitions

         6.01 "Disability" means any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six (6) months, and that renders the Executive unable to perform the duties required under this Agreement. The date of the determination of Disability is the date on which the Executive is certified as having incurred a Disability by a physician mutually acceptable to the Company and the Executive.

         6.02 "Cause" means (a) the Executive's conviction of or plea of guilty or nolo contendere to any felony or other crime involving dishonesty or moral turpitude; (b) any serious misconduct in the course of the Executive's employment; or (c) the Executive's habitual neglect of the Executive's duties (other than on account of Disability) or the violation of a material Company policy after notice thereof, except that Cause shall not mean:

                          (1) an isolated instance or isolated instances of bad judgment or negligence;

                          (2) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled);

                          (3) any act or omission with respect to which a determination could properly have been made by the Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under the Code of Regulations of the Company, any applicable indemnification agreement or the laws and regulations under which the Company is governed, in each case in effect at the time of such act or omission; or

                          (4) any act or omission which occurred, and was also widely known among the senior executives of the Company to have occurred, more than twelve months before the Date of Termination.

         6.03 "Change in Control" means the occurrence of any of the following events:

                 (1) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding capital stock; provided, however, that with respect to any director who on the effective date of this Agreement is the beneficial owner or has the right to acquire 5% or more of such capital stock outstanding on such effective date, capital stock so owned or acquired pursuant to any such options shall not be counted in determining such 20% or more combined voting power;

                 (2) When, during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this
         Section 6.03 (2); or

                 (3) The completion of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets or otherwise or any merger of the Company with or into another company (unless the persons who were shareholders of the Company immediately prior to such transaction own more than 70% of the voting stock and value of the surviving company immediately following such merger in substantially the same proportions as they owned immediately prior to the merger).

Provided, however, that if Executive, in his individual capacity, is a party to an agreement under which Executive agrees to the consummation of a transaction which is a Change of Control as described in subparagraphs (1) or (3) above and if Executive pursuant to that agreement becomes an equity holder in the Company or any entity which acquires the Company, then notwithstanding the foregoing provisions of Section 6.03 of this

Agreement, unless the Company and Executive shall in writing otherwise agree, such transaction shall not be deemed to be a Change of Control.

         6.04 "Good Reason" means the occurrence of any one of the following events:

                 (a) the failure of the shareholders of the Company to reelect the Executive as a member of the Board or the failure of the directors to reelect the Executive as President or Chief Operating Officer,

                 (b) a change in the duties of Executive or personnel reporting to Executive materially and adversely inconsistent with or inappropriate to the Executive's position as specified in Article I hereof or as subsequently agreed by Executive, including status, offices, or responsibilities as contemplated under Article I of this Agreement or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities made without Executive's advice and consent,

                 (c) the failure of the Company to assign this Agreement to a successor to the Company,

                 (d) any failure by the Company to comply with any material provision of this Agreement, or

                 (e) change in the principal location at which the Executive is to perform his duties to a location more than fifty (50) miles from the City of Detroit without the Executive's consent,

if the Company fails to cure such event within 30 days after written notice from the Executive; provided, however, that if the event is knowing or repeated, the Executive shall not be required to provide written notice or an opportunity to cure.

                 Notwithstanding any other provision in this Section 6.04, the Executive shall have Good Reason to terminate employment with the Company for any or no reason during the six-month period following the date on which a Change in Control occurs, unless the Executive in writing waives such right.

         6.05 "Date of Termination" means the date as of which the Executive's active employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.

                                  ARTICLE VII

                             Restrictive Covenants

         7.01 Noncompetition Agreement. Executive agrees to execute at the time of execution of this Agreement the Company's Noncompetition, Nondisclosure and Patent Assignment Agreement attached hereto as Exhibit B. Notwithstanding any provisions of Exhibit B, Executive acknowledges and agrees that he will continue to be bound by that Agreement for one (1) year after the date he ceases receiving payments of Annual Base Salary pursuant to this Agreement.


                                  ARTICLE VIII

                                 Miscellaneous

         8.01    Expenses.

                 (a) If the Executive incurs reasonable legal or other fees and expenses in an effort to establish entitlement to benefits under this Agreement, unless a court of competent jurisdiction determines that such effort was brought without a reasonable basis or has been conducted in bad faith, the Company shall reimburse the Executive for such reasonable fees and expenses.

                 (b) The Company shall provide reimbursement of reasonable fees and expenses, as described in paragraph (a) above, to the Executive on a monthly basis upon the Executive's written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

         8.02    Successors.      This Agreement shall be binding upon and
inure to the benefit of the Executive and the Executive's estate and shall be binding on the Company or any successor to the Company.

         8.03 Beneficiary. If the Executive dies prior to receiving all of the salary and bonus and any other amounts payable hereunder, such salary, bonus and other amounts shall be paid in a lump sum payment to the beneficiary designated in writing by the Executive ("Beneficiary") and if no such Beneficiary is designated, to the Executive's estate.

         8.04 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and, except as provided in Section 8.03, any such attempt to dispose of any right to benefits payable hereunder shall be void.

         8.05 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

         8.06 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         8.07 Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:             The Standard Products Company
                                        2401 South Gulley Road
                                        Dearborn, Michigan 48124
                                        Attn:  Vice President, Finance

                                                and

                                        Baker & Hostetler LLP
                                        3200 National City Center
                                        1900 East 9th Street
                                        Cleveland, Ohio 44114
                                        Attn:  John D. Drinko

         If to the Executive:           Mr. Theodore K. Zampetis
                                        4525 Strandwyck Road
                                        W. Bloomfield, Michigan 48322-2233

         with a copy to:                Dickinson, Wright, Moon, Van Dusen
                                        & Freeman
                                        500 Woodward Ave., Suite 4000
                                        Detroit, Michigan 48226-3425
                                        Attn:  Patrick J. Ledwidge

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

         8.08 Full Settlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by the Executive as a result of employment by another employer.

         8.09 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         8.10 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

         8.11 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations regarding severance or other payments contingent upon termination of employment.

         8.12    Filing with SEC/Shareholder Submission.    Executive
acknowledges that the Company expects to file this Agreement as an exhibit to one of the Company's periodic filings with the Securities and Exchange Commission, and Executive consents to such action.

         8.13 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Ohio, without regard to its choice of law principles.

         8.14 Legal Fees. The Company agrees to pay Executive's reasonable legal fees in connection with this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        THE STANDARD PRODUCTS COMPANY



                                        By: /s/ Ronald L. Roudebush
                                           -------------------------------
                                            Ronald L. Roudebush
                                            Chief Executive Officer

                                        EXECUTIVE

                                        /s/ Theodore K. Zampetis
                                        ----------------------------------
                                        Theodore K. Zampetis

                                   EXHIBIT A
                                                                          9/4/97
                    AMENDMENT TO RESTRICTED STOCK AGREEMENT

   This Amendment to the Restricted Stock Agreement (the "Agreement") dated December 9, 1991, by and between THE STANDARD PRODUCTS COMPANY (the "Company") and THEODORE K. ZAMPETIS (the "Executive") is made in connection with the execution of an Employment Agreement between the Company and the Executive dated September 1, 1997. The Company and Executive agree that:

   1. The Agreement is hereby amended by adding the following to paragraph 2:

   In the event:

   (i) the employment of the Executive is terminated by the Company without "Cause" or by Executive for "Good Reason," as those terms are defined in the Employment Agreement between the Company and the Executive dated September 1, 1997 (the "Employment Agreement"), or

   (ii) at the end of the Initial Term of the Employment Agreement the parties are unable mutually to agree on its continuation into the Renewal Term,

   all earned but unvested common shares shall immediately vest. In addition, if Executive's Annual Base Salary is continued pursuant to the provisions of paragraph 5.02 or 5.04 of the Employment Agreement, Executive shall be deemed to continue to be actively employed and therefore eligible to earn Restricted Stock for the period described in paragraph 5.02(b) in the event of termination during or at the end of the Initial Term or for the period described in paragraph 5.04(b) in the event of termination during the Renewal Term, and any Restricted Stock so earned shall become immediately vested in Executive.

   2. In all other respects, said Agreement remains unchanged and in full force and effect.

   Executed effective September 1, 1997.

                                          THE STANDARD PRODUCTS COMPANY


                                          By /s/ Ronald L. Roudebush
                                            -----------------------------------
                                            Ronald L. Roudebush
                                            Chief Executive Officer


                                          By /s/ Theodore K. Zampetis
                                            -----------------------------------
                                            Theodore K. Zampetis

                                                                EXHIBIT B

                                               Revised New Hire:  April 17, 1997
                         THE STANDARD PRODUCTS COMPANY
                       NONCOMPETITION, NONDISCLOSURE  AND
                          PATENT ASSIGNMENT AGREEMENT

     This Noncompetition, Nondisclosure and Patent Assignment Agreement (this "Agreement") is entered into this 1st day of September, 1997, by and between Ted Zampetis ("Employee") and The Standard Products Company, an Ohio corporation.

     WHEREAS, during the course of Employee's employment with the Company, Employee may gain access to or knowledge of, or work on the development or creation of, confidential and proprietary information, including: (a) supplier and customer lists and supplier and customer-specific information; (b) marketing plans and proposals; (c) product and process designs, formulas, processes, plans, drawings and concepts; (d) research and development data and materials, including those relating to the research and development of products, materials or manufacturing and other processes; (e) financial and accounting records; and (f) other information with respect to the Company which if divulged to the Company's competitors would impair the Company's ability to compete in the marketplace (such information is collectively referred to as "Proprietary Information"); and

     WHEREAS, the Company is now selling products throughout the United States and in Brazil, Canada, France, Germany, Italy, Korea, Mexico, Spain, Sweden, the United Kingdom and other members of the European Economic Community (such countries, together with any other countries in which the Company is currently conducting, or conducts business at any time during the course of Employee's employment with the Company, are hereinafter collectively referred to as the "Foreign countries");

     NOW, THEREFORE, in consideration of Employee's employment with the Company, the salary or wages to be paid and benefits to be provided by the Company, and other consideration, the sufficiency of which is hereby expressly acknowledged, Employee agrees as follows:

     1. During the term of Employee's employment with the Company and for a period of twelve (12) months after termination of Employee's employment with the Company for any reason, or for such shorter period as the Company may agree in writing, Employee shall not directly or indirectly engage in any activity, whether on Employee's own behalf or as an employee, consultant or independent contractor of any other person or entity which competes with the Company within the United States or any of the Foreign countries, for the development, production or sale of any product, material or process to be sold, produced or used by the Company during the course of Employee's employment with the Company, including any product, material or process which may be under development by the Company during the course of Employee's employment with the Company and of which Employee has, or hereafter gains, knowledge.

     2. The noncompetition covenant set forth above will not impose undue hardship on Employee and is reasonable in both geographic scope and duration in view of: (a) the Company's legitimate interest in protecting its Proprietary Information, the disclosure of which to the Company's competitors would substantially and unfairly impair the Company's ability to compete in the marketplace or substantially and unfairly benefit the Company's competitors;
(b) the specialized training to be provided to Employee by the Company and the experience to be gained by Employee during the course of Employee's employment with the Company; (c) the fact that the services to be rendered by Employee on behalf of the Company will be specialized, unique and extraordinary; (d) the fact that the Company directly competes within the United States and the Foreign countries in the sale, production and development of products, materials or processes; and (e) the consideration provided by the Company.

     3. Employee shall not disclose or divulge Proprietary Information to any person or entity at any time during the course of Employee's employment with the Company or at any time thereafter, except as may be required in the ordinary course and good-faith performance of Employee's employment with the Company. At the time of termination of Employee's employment with the Company for any reason, or at such time as the Company may request, Employee shall promptly deliver or return, without retaining any copies, all Proprietary Information in Employee's possession or control, whether in the form of computer-generated documents or otherwise, and, pursuant to the Company's instructions, shall erase, destroy or return all stored data, whether stored on computer or otherwise, and shall not attempt to use or restore any such data.

     4. During the term of Employee's employment with the Company and for a period of twenty-four (24) months after termination of the Employee's employment with the Company for any reason, Employee will not employ, hire, solicit, induce or identify for employment or attempt to employ, hire, solicit, induce or identify for employment, directly or indirectly, any employee(s) of the Company to leave his or her employment and become an employee, consultant or representative of any other entity, including but not limited to Employee's new employer, if any.

     5. The noncompetition and nondisclosure covenants set forth above are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages in an action at law. A breach by Employee of this Agreement will cause the Company great and irreparable injury and damage. Therefore, the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Employee. This paragraph shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

     6. Employee shall promptly and fully disclose in writing to the Company any inventions, improvements, discoveries, operating techniques, or "know-how", whether patentable or not (hereinafter referred to as the "Inventions"), conceived or discovered by Employee, either solely or jointly with others, during the course of Employee's employment with the Company, or within six (6) months thereafter.

     7. Employee shall on the request of the Company, and hereby does, assign to the Company all of Employee's right, title and interest in any of the Inventions which relate to, or are useful in connection with, any aspect of the business of the Company as carried on or contemplated at the time the Invention is made, whether or not Employee's duties are directly related thereto, and the Company shall be the sole and absolute owner of any of the Inventions so assigned; Employee shall perform any further acts or execute any papers at the expense of the Company which it may consider necessary to secure for the Company or its successors or assigns any and all rights relating to the Inventions, including patents in the United States and Foreign countries.

     8. The Company shall be the sole judge as to whether the Inventions are related to or useful in connection with any aspect of the business of the Company as carried on or contemplated at the time the Invention is made and as to whether patent applications should be filed in the United States or in Foreign countries.

     9. The Company shall have the option of taking a permanent, royalty-free license to manufacture, use, and sell any of the Inventions conceived or discovered by Employee during the course of Employee's employment with the Company, or within six (6) months thereafter, that are not assigned to the Company under paragraph 7.

     10. Attached hereto as Schedule 1 is a complete list of all patented and unpatented Inventions conceived or discovered by Employee, either solely or jointly with others, prior to the commencement of Employee's employment with the Company and which are to be excluded from the provisions of this Agreement.

     11. In the event that Employee conceives or discovers any Invention during the course of Employee's employment with the Company, or within six (6) months thereafter, which does not relate to, and is not useful in connection with, any aspect of the business of the Company as carried on or contemplated at the time the Invention is made or discovered, the Company shall, upon the written request of Employee and within ninety (90) days of the receipt thereof, notify Employee whether or not it desires to retain ownership of such invention. If the Company elects not to retain such ownership, it shall accompany such notice
with a reassignment of its interest in such Invention to Employee.   If, at any
time after the filing of a patent application for any such Invention, the Company elects to retain only license rights therein, the Company shall convey to Employee ownership therein subject to such license rights and shall prosecute such application to final allowance or rejection.

     12. Employee agrees to give an exit interview to the Company upon termination of his employment for any reason. Employee further agrees that the Company may notify anyone employing him or evidencing an intention to employ him of the existence of this Agreement.

     13. Upon the execution of this Agreement by Employee and the Company, any and all previous agreements between Employee and the Company relating specifically to the subject matter of this Agreement shall be null and void and this Agreement shall constitute the sole agreement between the parties with respect to the subject matter hereof.

     14. This Agreement shall inure to the benefit of the Company and any successors and assigns of the Company.

     15. Any waiver of a right under this Agreement shall not be deemed or interpreted as a waiver of any other rights under this Agreement.

     17. Any alteration, modification or waiver of any of the terms of this Agreement must be made or approved by the Company in writing.

     18. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, Employee acknowledges and agrees that such court shall have jurisdiction to reform this Agreement so that it is enforceable to the maximum extent permitted by law, and Employee and the Company agree to abide by such court's determination. If such unenforceable provision cannot be reformed, such provision shall be severed, but every other provision of this Agreement shall remain in full force and effect.

     19. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, this Agreement has been executed by Employee and on behalf of The Standard Products Company, by its duly authorized officer, as of the day and year first above written.



WITNESSES:EMPLOYEE:

/s/ Carol Dwyer                                 /s/ Theodore K. Zampetis
---------------------------                     ----------------------------

/s/ Gloria Toth
---------------------------


THE STANDARD PRODUCTS COMPANY


By: /s/ Ronald L. Roudebush
   ----------------------------------


Title:  VICE CHAIRMAN & CEO
      ----------------------------------------



cc:  Corporate Human Resources

                                   SCHEDULE 1

                   LIST OF INVENTIONS EXCLUDED FROM AGREEMENT